UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JFROG LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JFrog Ltd.

SUPPLEMENT TO PROXY STATEMENT

FOR 2023 ANNUAL GENERAL MEETING TO BE HELD ON MAY 15, 2023

This Supplement to the Proxy Statement, dated April 13, 2023 (this “Supplement”), amends and supplements the definitive proxy statement filed by JFrog Ltd. (“we”, “our” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 3, 2023 (the “Proxy Statement”), relating to the Company’s 2023 annual general meeting of shareholders to be held on May 15, 2023 at 9:00 a.m., Pacific Time (the “Annual General Meeting”), with the following information.

Appointment of Proxy Solicitor

Subsequent to filing the Proxy Statement, we have retained Alliance Advisors, LLC, an independent firm specializing in the solicitation of proxies, to assist in the soliciting of proxies on our behalf. We have agreed to pay a base fee of approximately $20,000, plus costs and expenses. We will bear all proxy solicitation costs. If shareholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Alliance Advisors, LLC, toll-free at 1-888-511-2621.

Important Information and Where to Find It

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. The Company advises its shareholders to read the Proxy Statement relating to the Annual General Meeting, as amended and supplemented by this Supplement, before making any voting decision, because it contains important information. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that the Company files with the SEC on its website at http://jfrog.com or from the SEC’s website at http://www.sec.gov.